Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

of

CENTURY ALUMINUM COMPANY
7.5% Senior Notes due August 15, 2014

Pursuant to the Prospectus dated February      , 2005

     This form must be used by a holder of 7.5% Senior Notes due August 15, 2014 (the “Outstanding Notes”) of Century Aluminum Company, a Delaware corporation (“Century”), who wishes to tender Outstanding Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus, dated February      , 2005 (the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to those guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery before the Expiration Date of the Exchange Offer. Capitalized terms used but not defined in this notice have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, MARCH     , 2005 UNLESS EXTENDED (THE “EXPIRATION DATE”).

By Mail or Overnight Delivery:	By Hand Delivery:	By Registered or Certified Mail:
Wilmington Trust Company 1100 N. Market Street Wilmington, DE 19890-1626 Attn: Alisha Clendaniel	Wilmington Trust Company Corporate Capital Markets 1100 North Market Street Wilmington, DE 19890-1626 Attn: Alisha Clendaniel	Wilmington Trust Company DC-1626 Processing Unit P.O. Box 8861 Wilmington, DE 19899-8861

By Facsimile Transmission:	For Confirmation, Call:
(302) 636-4139	(302) 636-6470

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to Century Aluminum Company the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (if	Aggregate Principal Amount
known) of Outstanding Notes or	Represented by Outstanding Notes	Aggregate Principal
Account Number at DTC	Certificate(s)	Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered
Holder(s) or Authorized
Signatory:	Date: , 2005

Name(s) of Registered Holder(s):	Address:

     The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):	Address(es):

Capacity:

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GUARANTEE
(Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of those Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Firm:
	(Authorized Signature)

Address:	Name:
		(Please Print)

	Title:

Area Code and Tel:
No:	Dated:	,2005

DO NOT SEND SECURITIES WITH THIS FORM, ACTUAL SURRENDER OF SECURITIES MUST BE MADE
PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Outstanding Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name of the participant is shown on DTC’s security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to Century Aluminum Company of the person’s authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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